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EXHIBIT

77 Q.1. Exhibits

Please find incorporated by reference amended Investment Advisory Agreement as part of Waterhouse Investors Cash Management Fund, Inc. (File No. 811-9086) Proxy dated July 12, 1996, Exhibit A, Page A-1 through the back cover. The document was filed via EDGAR, Form Type DEFSMA, received and accepted by the Securities and Exchange Commission (the "Commission") on July 18, 1996 and filed with the Commission on July 19, 1996. The EDGAR accession number is 0000889812-96-000911.